SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        BIO-REFERENCE LABORATORIES, INC.
               (Exact name of Registrant as specified in charter)


 New Jersey                   0-15266             22-2405059
(State or other         (Commission File Number)  (IRS Employer
jurisdiction of                                   Identification
incorporation)                                       No.)


481 Edward H. Ross Drive
Elmwood, New Jersey                                     07407
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (201) 791-2600


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A(c)(1) please check the following box. [ ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A,(c)(2) please check the following box. [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class           Name of each exchange on which
to be so registered           each class is to be registered
-------------------           ------------------------------

      None                                  None


Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred share purchase rights
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered


     On March 31, 1998 the Board of Directors of Bio-Reference Laboratories, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), and of Series A Senior Preferred Stock, par value $.10 per share ("Senior Preference Shares") of the Company. The distribution is payable on March 31, 1998 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-ten-thousandth of a Junior Preferred Share (a "Unit") at a price of $4.00 (the "Purchase Price") per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 31, 1998 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

     Initially, the Rights will be attached to all certificates representing Common Shares and Senior Preference Shares, respectively, then outstanding and no separate Rights Certificates will be distributed. Until the earlier to occur of (i) the close of business on the tenth business day (as such time period may be extended pursuant to the Rights Agreement) following a public announcement that a person or group of affiliated or associated persons (which does not include the Company, any subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding Common Shares (an "Acquiring Person"), or (ii) the close of business on the tenth business day following the commencement of a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 25% or more of the outstanding Common Shares.

     The Rights Agreement provides that until the Distribution Date, the Rights will be transferred with and only with the Common Shares and the Senior Preference Shares, respectively. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share and new Senior Preference Share certificates issued after the Record Date upon transfer or new issuance of Common Shares and Senior Preference Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares and Senior Preference Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares and Senior Preference Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares and the Senior Preference Shares at the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     No Right is exercisable at any time prior to the Distribution Date. The Rights will expire on March 31, 2008 (the "Final Expiration Date") unless earlier redeemed or exchanged by the Company as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation the right to vote or to receive dividends.

     The Purchase Price payable, and the number of Units of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one ten-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivision, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     In the event that (i) any person or group of affiliated or associated persons becomes the beneficial owner of 25% or more of the outstanding Common Shares, (ii) any Acquiring Person merges into or combines with the Company and the Company is the surviving corporation or any Acquiring Person effects certain other transactions with the Company, as described in the Rights Agreement, or
(iii) during such time as there is an Acquiring Person, there shall be any reclassification of securities or recapitalization or reorganization of the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Distri-bution Date and the date of the earliest of any such events, will be void), will thereafter have the right to receive, upon exercise Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.

       In the event that, following the first date of public announcement that a person has become an Acquiring Person, (i) the Company merges with or into any person and the Company is not the surviving corporation, (ii) any person merges with or into the Company and the Company is the surviving corporation, but its Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power, including without limitation securities creating obligations of the Company, are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right.

     Upon the occurrence of any of the events described in the two immediately preceding paragraphs, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

     At any time after the occurrence of any such event and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $.05 per share but will be entitled to an aggregate dividend of 10,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $10,000 per share but will be entitled to an aggregate payment of 10,000 times the payment made per common Share. Each Preferred Share will have 10,000 votes, voting together with the Common Shares and the Senior Preference Shares. Finally in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a Preferred Share purchasable upon exercise of each Right is intended to approximate the value of one Common Share.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%. No fractional Units will be issued. In lieu thereof, an adjustment in cash will be made based on the per share market price of the Preferred Shares on the last trading day prior to the date of exercise.

     In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), at any time prior to the close of business on the later of (i) the Distribution Date and (ii) the first date of public announcement that a person has become an Acquiring Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The Rights Agreement may be amended by the Company without the approval of any holders of Right Certificates, including amendments which add other events requiring adjustment to the purchase price payable and the number of Common Shares or other securities issuable upon the exercise of the Rights or which modify procedures relating to the redemption of the Rights, provided that no amendment may be made at such time as the Rights are not then redeemable which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights could have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, in light of the ability of the Board of Directors to redeem the Rights or amend the Rights Agreement as summarized above.

     A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.



Item 2.   Exhibits.

          Exhibit No.         Description

          1 Rights Agreement, dated as of March 31, 1998, including Exhibits thereto, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: As of March 31, 1998   BIO-REFERENCE LABORATORIES, INC.
                                    (Registrant)


                              By:
                                  --------------------------
                                  Marc D. Grodman
                                  President and Chief
                                   Executive Officer

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION

                                       of

                        BIO-REFERENCE LABORATORIES, INC.


To:  The Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:7-2(2), Corporations, General, of the New Jersey statutes, the undersigned corporation executes this certificate of amendment to its certificate of incorporation:

     1. The name of the corporation (hereinafter called the "Corporation") is Bio-Reference Laboratories, Inc.

     2. The following resolution has been duly adopted by the Board of Directors of the Corporation as required by Subsection 14A:7-2(3) of the New Jersey Business Corporation Act.

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, $.10 par value, of the Corporation, and hereby states the designation and amount thereof and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Corporation, which are applicable to the preferred stock of all classes and series) as follows, so that ARTICLE (3) of the Corporation's Certificate of Incorporation be, and it hereby is, amended by inserting therein the following paragraph B(2) immediately following ARTICLE (3)(B), paragraph 7, paragraph B(1):

          B(2). Series A Junior Participating Preferred Stock.
                ----------------------------------------------

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 3,000.

     Section 2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $500 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after March 31, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $500 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Common Stock and the holders of Series A Senior Preferred Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i)If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                              (ii)During any default period, such voting right
of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                              (iii) Unless the holders of Preferred Stock shall,
during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                              (iv)In any default period, the holders of Common
Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                              (v)Immediately upon the expiration of a default
period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                              (i)declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                              (ii)declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

                              (iv)redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.               Liquidation, Dissolution or Winding Up.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class; it being understood that nothing in this Section 10 shall be deemed to restrict the Corporation from designating additional shares of Series A Junior Participating Preferred Stock if the Board of Directors determines that it is necessary to do so in order to achieve the purposes of the Rights Agreement,
dated as of              , 1998 between the Corporation and American Stock
Transfer & Trust Company.

     Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitled the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, Bio-Reference Laboratories, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed this 31st day of March, 1998.





                              /s/Marc D. Grodman
                              ------------------------------
                              Marc D. Grodman, President



Attest:



/s/Sam Singer
-------------------------------
Sam Singer, Secretary

                                   EXHIBIT B

                            Form of Right Certificate



Certificate No. R-                                              _________ Rights


       NOT EXERCISABLE AFTER MARCH 31, 2008 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.


                                Right Certificate

                        BIO-REFERENCE LABORATORIES, INC.


       This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 31, 1998 (the "Rights Agreement"), between Bio-Reference Laboratories, Inc., a New Jersey corporation (the "Company"), and American Stock Transfer & Trust Company, a New York limited purpose trust company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern time) on March 31, 2008 at the office or offices of the Rights Agent designated for such purpose, for each Right one one-ten-thousandth of a fully paid nonassessable, share of Series A Junior Participating Preferred Stock, par value $.10 per share (the "Preferred Shares"), of the Company, at a purchase price of $4.00 per one one-ten-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-ten-thousandths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 31, 1998, based on the Preferred Shares as constituted at such date.

       As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

       This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent, and are also available upon written request to the Rights Agent.

       Pursuant to the Rights Agreement, from and after the later of the Distribution Date and the first occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), (i) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of the Rights Agreement, (ii) no Right Certificate shall be issued pursuant to the Rights Agreement that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof, (iii) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (iv) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be cancelled.

       This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the holder to purchase a like number of one one-ten-thousandths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered shall have entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

       Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

       The Company is not required to issue fractional Preferred Shares or other securities issuable upon the exercise of any Right or Rights evidenced hereby (other than fractional Preferred Shares which are integral multiples of one-ten-thousandth of a Preferred Share). In lieu of issuing such fractional Preferred Shares (other than fractional Preferred Shares which are integral multiples of one one-ten-thousandth of a Preferred Share) or other securities, the Company may make a cash payment, as provided in the Rights Agreement.

       No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor shall anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised in accordance with the provisions of the Rights Agreement.

       This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _________, ____.

ATTEST:                       BIO-REFERENCE LABORATORIES, INC.



By:                            By:
   ----------------------------   ----------------------------
   Secretary                     President




[SEAL]

COUNTERSIGNED:

AMERICAN STOCK TRANSFER
  & TRUST COMPANY



By:
   ----------------------------
       Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Right Certificate)


     FOR VALUE RECEIVED, ________________________________________
 __________________________________________ hereby sells, assigns and transfers unto ______________________________________________
_________________________________________________________________
                  (Please print name and address of transferee) _________________________________________________________________ this Right
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________, ____


                              -------------------------
                              Signature

Signature Guaranteed:





                                   CERTIFICATE

       The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, ____



------------------------------
Signature

                              a.FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                         exercise the Right Certificate)



To Bio-Reference Laboratories, Inc.:


       The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate to purchase the one one-ten-thousandth of a Preferred Share or other securities issuable upon the exercise of each such Right and requests that certificates for such securities be issued in the name of:

Please insert social security or other identifying number:
_________________________________________________________________
_________________________________________________________________
                         (Please print name and address)
_________________________________________________________________
If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:
_________________________________________________________________
_________________________________________________________________
                         (Please print name and address)
_________________________________________________________________

Dated: _____________, ____





                              ------------------------------
                              Signature

Signature Guaranteed:





                              ELECTION CERTIFICATE



     The undersigned hereby certifies by checking the appropriate boxes that:

       (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

       (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, ____




                              ------------------------------
                              Signature





                                     NOTICE


     Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.





                                                                       EXHIBIT C

                      SUMMARY OF RIGHTS TO PURCHASE SHARES


     On March 31, 1998 the Board of Directors of Bio-Reference Laboratories, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), and of Series A Senior Preferred Stock, par value $.10 per share ("Senior Preference Shares") of the Company. The distribution is payable on March 31, 1998 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-ten-thousandth of a Junior Preferred Share (a "Unit") at a price of $4.00 (the "Purchase Price") per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 31, 1998 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

     Initially, the Rights will be attached to all certificates representing Common Shares and Senior Preference Shares, respectively, then outstanding and no separate Rights Certificates will be distributed. Until the earlier to occur of (i) the close of business on the tenth business day (as such time period may be extended pursuant to the Rights Agreement) following a public announcement that a person or group of affiliated or associated persons (which does not include the Company, any subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding Common Shares (an "Acquiring Person"), or (ii) the close of business on the tenth business day following the commencement of a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 25% or more of the outstanding Common Shares.

     The Rights Agreement provides that until the Distribution Date, the Rights will be transferred with and only with the Common Shares and the Senior Preference Shares, respectively. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share and new Senior Preference Share certificates issued after the Record Date upon transfer or new issuance of Common Shares and Senior Preference Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares and Senior Preference Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares and Senior Preference Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares and the Senior Preference Shares at the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     No Right is exercisable at any time prior to the Distribution Date. The Rights will expire on March 31, 2008 (the "Final Expiration Date") unless earlier redeemed or exchanged by the Company as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation the right to vote or to receive dividends.

     The Purchase Price payable, and the number of Units of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one ten-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivision, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     In the event that (i) any person or group of affiliated or associated persons becomes the beneficial owner of 25% or more of the outstanding Common Shares, (ii) any Acquiring Person merges into or combines with the Company and the Company is the surviving corporation or any Acquiring Person effects certain other transactions with the Company, as described in the Rights Agreement, or
(iii) during such time as there is an Acquiring Person, there shall be any reclassification of securities or recapitalization or reorganization of the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Distri-bution Date and the date of the earliest of any such events, will be void), will thereafter have the right to receive, upon exercise Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.

       In the event that, following the first date of public announcement that a person has become an Acquiring Person, (i) the Company merges with or into any person and the Company is not the surviving corporation, (ii) any person merges with or into the Company and the Company is the surviving corporation, but its Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power, including without limitation securities creating obligations of the Company, are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right.

     Upon the occurrence of any of the events described in the two immediately preceding paragraphs, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

     At any time after the occurrence of any such event and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $.05 per share but will be entitled to an aggregate dividend of 10,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $10,000 per share but will be entitled to an aggregate payment of 10,000 times the payment made per common Share. Each Preferred Share will have 10,000 votes, voting together with the Common Shares and the Senior Preference Shares. Finally in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a Preferred Share purchasable upon exercise of each Right is intended to approximate the value of one Common Share.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%. No fractional Units will be issued. In lieu thereof, an adjustment in cash will be made based on the per share market price of the Preferred Shares on the last trading day prior to the date of exercise.

     In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), at any time prior to the close of business on the later of (i) the Distribution Date and (ii) the first date of public announcement that a person has become an Acquiring Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The Rights Agreement may be amended by the Company without the approval of any holders of Right Certificates, including amendments which add other events requiring adjustment to the purchase price payable and the number of Common Shares or other securities issuable upon the exercise of the Rights or which modify procedures relating to the redemption of the Rights, provided that no amendment may be made at such time as the Rights are not then redeemable which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights could have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, in light of the ability of the Board of Directors to redeem the Rights or amend the Rights Agreement as summarized above.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A, dated March 31, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.













                        BIO-REFERENCE LABORATORIES, INC.


                                       and


                     AMERICAN STOCK TRANSFER & TRUST COMPANY


                                RIGHTS AGREEMENT















                           Dated as of March 31, 1998






RIGHTS-AGT.6:MSF:2/18/98

                                TABLE OF CONTENTS
                                                                            Page


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

   Section 1.    Certain Definitions . . . . . . . . . . . . . . . . . . . .   1

   Section 2.    Appointment of Rights Agent . . . . . . . . . . . . . . . .   5

   Section 3.    Issue of Right Certificates . . . . . . . . . . . . . . . .   5

   Section 4.    Form of Right Certificates. . . . . . . . . . . . . . . . .   7

   Section 5.    Countersignature and Registration . . . . . . . . . . . . . . 7

   Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,Destroyed, Lost or
                 Stolen Right Certificates. . . . . . . . . . . . . . .  . . . 8

   Section 7.    Exercise of Rights; Purchase Price; Expiration Date of
                 Rights . . . . . .  . . . . . . . . . . . . . . . . . . . . . 9

   Section 8.    Cancellation and Destruction of Right Certificates. . . . . .11

   Section 9.    Company Covenants Concerning Securities and Rights. . . . . .11

   Section 10.   Preferred Shares Record Date. . . . . . . . . . . . . . . . .13

   Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights 14
   Section 12.   Certificate of Adjusted Purchase Price or Number of Shares. .24

   Section 13.   Consolidation, Merger or Sale or Transfer of Assets or Earning
                 Power. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

   Section 14.   Fractional Rights and Fractional Securities . . . . . . . . .27

   Section 15.   Rights of Action. . . . . . . . . . . . . . . . . . . . . . .29

   Section 16.   Agreement of Rights Holders . . . . . . . . . . . . . . . . .29

   Section 17.   Right Certificate Holder Not Deemed a Shareholder . . . . . .30

   Section 18.   Concerning the Rights Agent . . . . . . . . . . . . . . . . .30

   Section 19.   Merger or Consolidation or Change of Name of Rights Agent . 31

   Section 20.   Duties of Rights Agent. . . . . . . . . . . . . . . . . . . .32

   Section 21.   Change of Rights Agent. . . . . . . . . . . . . . . . . . . .34

   Section 22.   Issuance of New Right Certificates. . . . . . . . . . . . . .35

   Section 23.   Redemption. . . . . . . . . . . . . . . . . . . . . . . . . 35

   Section 24.   Notice of Certain Events. . . . . . . . . . . . . . . . . . 36

   Section 25.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .37

   Section 26.   Supplements and Amendments. . . . . . . . . . . . . . . . . .38

   Section 27.   Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . .39

   Section 28.   Successors; Certain Covenants . . . . . . . . . . . . . . . .40

   Section 29.   Determination of Outstanding Shares . . . . . . . . . . . .  40

   Section 30.   Benefits of this Agreement. . . . . . . . . . . . . . . . . .40

   Section 31.   Severability. . . . . . . . . . . . . . . . . . . . . . . . .40

   Section 32.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . .41

   Section 33.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .41

   Section 34.   Descriptive Headings. . . . . . . . . . . . . . . . . . . . .41


Exhibit A - Form of Certificate of Amendment to
            Certificate of Incorporation . . . . . . . . . . . . . . . . . . .41

Exhibit B - Form of Right Certificate. . . . . . . . . . . . . . . . . . . . .50

Exhibit C - Form of Summary of Rights. . . . . . . . . . . . . . . . . . . . .58




      RIGHTS AGREEMENT, dated as of March 31, 1998 (the "Agreement"), is made and entered into by and between BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation with limited corporate trust powers
     (the "Rights Agent").


                                                        RECITALS
                                                        --------
       On March 31, 1998 the Board of Directors of the Company authorized and declared a dividend distribution of one right for (i) each share of Common Stock, par value $.01 per share, of the Company (a "Common Share") and (ii) for each share of Series A Senior Preferred Stock, par value $.10 per share (a "Preference Share"), outstanding as of the Close of Business (as hereinafter defined) on March 31, 1998, (the "Record Date"), each Right initially representing the right to purchase one one-ten-thousandth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the Certificate of Amendment to the Certificate of Incorporation of the Company attached hereto as Exhibit A, upon the terms and subject to the conditions herein set forth (the "Rights"), and further authorized and directed the issuance of one Right with respect to each Common Share and to each Preferred Share issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined).

       NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

       Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

       (a) "Acquiring Person" shall mean any Person (other than the Company or any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 25% or more of the Common Shares then outstanding; provided, however, that a Person shall not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until (i) such time as such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (ii) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person, nor shall a Person become an Acquiring Person solely because of the occurrence of the Distribution Date, and the issuance of separate Rights Certificates as a consequence of another Person first becoming an Acquired Person.

       (b)     "Adjustment Shares" shall have the meaning set forth in
               Section 11(a)(ii) hereof.

       (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

       (d) A Person shall be deemed the "Beneficial Owner" of, and to "beneficially own," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or
               (iii) of which any other Person is the Beneficial Owner, if such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on
Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency", as defined in Section 3(a)(23) of the Exchange Act; and provided, further, that nothing in this paragraph (d) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person's participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board of Directors of the Company may determine in any specific case.

       (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

       (f) "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

       (g) "Common Shares" when used with reference to the Company shall mean the Common Stock, par value $.01 per share of the Company; provided, however, that, if the Company is the continuing or surviving corporation in a transaction described in Section 11(a)(ii) or Section 13(a)(ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock or equity security with the greatest aggregate voting power of the Company. "Common Shares" when used with reference to any corporation or other legal entity, other than the Company, including an Issuer, shall mean the capital stock or equity security with the greatest aggregate voting power of such corporation or other legal entity.

       (h) "Company" shall mean Bio-Reference Laboratories, Inc., a New Jersey corporation.

       (i) "Distribution Date" shall mean the earlier of: (i) the Close of Business on the tenth Business Day after the Share Acquisition Date, or
(ii) the Close of Business on the tenth Business Day after the date of the commencement of a tender or exchange offer by any Person (other than the Company or any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan), if upon the consummation thereof such Person would be the Beneficial Owner of 25% or more of the outstanding Common Shares; provided, however, that if the earlier of such dates would otherwise occur prior to the Record Date, the Distribution Date shall mean the Close of Business on the Record Date.

       (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       (k) "Expiration Date" shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, and (iii) the time at which all exercisable Rights are exchanged as provided in Section 27 hereof.

       (l) "Final Expiration Date" shall mean the tenth anniversary of the Record Date.

       (m)     "Flip-in Event" shall mean any event described in clauses (A),
(B) or (C) of Section 11(a)(ii) hereof.

       (n) "Flip-over Event" shall mean any event described in subsections (i), (ii) or (iii) of Section 13(a) hereof.

       (o) "Issuer" shall have the meaning set forth in Section 13(b) hereof.

       (p) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System, either National Market System, Small Cap or Bulletin Board, as the case may be.

       (q) "Person" shall mean any individual, firm, corporation, partnership or other legal entity, and shall include any successor (by merger or otherwise) of such entity.

       (r) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, $.10 par value, of the Company and, to the extent that there is not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, $.10 par value, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

       (s) "Purchase Price" shall mean initially $4.00 per one-ten-thousandth of a Preferred Share, subject to modification as set forth in this Agreement.

       (t) "Redemption Price" shall mean $0.01 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

       (u) "Right" shall have the meaning set forth in the Recitals to this Agreement.

       (v) "Right Certificates" shall mean certificates evidencing the Rights, in substantially the form of Exhibit B attached hereto.

       (w) "Rights Agent" shall mean American Stock Transfer & Trust Company, unless and until a successor Rights Agent shall have become such pursuant to the terms of this Agreement, and thereafter, "Rights Agent" shall mean such successor Rights Agent.

       (x) "Securities Act" shall mean the Securities Act of 1933, as amended.

       (y) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

       (z) "Subsidiary" when used with reference to any Person shall mean any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

       (aa) "Summary of Rights" shall mean the Summary of Rights to Purchase Series A Junior Participating Preferred Stock of the Company, in substantially the form of Exhibit C attached hereto.

       (ab) "Trading Day" shall mean any day on which the principal national securities exchange or automated quotation system (as the case may be) on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or automated quotation system, a Business Day.

       (ac)    "Triggering Event" shall mean any Flip-in Event or Flip-over
Event.

       Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.


       Section 3. Issue of Right Certificates.

       (a) Until the Distribution Date, (i) the Rights shall be evidenced by the certificates representing Common Shares and Preference Shares registered in the names of the respective record holders thereof (which certificates representing Common Shares and Preference Shares shall also be deemed to be Right Certificates), together with a copy of the Summary of Rights, (ii) the Rights shall be transferable only in connection with the transfer of the underlying Common Shares and Preference Shares, and (iii) the surrender for transfer of any certificates evidencing Common Shares and Preference Shares in respect of which Rights have been issued, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares and Preference Shares evidenced by such certificates.

       (b) As promptly as practicable after the Record Date, the Company shall send a copy of the Summary of Rights by first-class, postage prepaid mail, to each record holder of Common Shares and of Preference Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company as of such date.

       (c) Rights shall be issued by the Company in respect of all Common Shares and Preference Shares issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates evidencing such Common Shares and Preference Shares shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares and Preference Shares, respec-tively, may from time to time be listed or quoted, or to conform to usage:

               This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Bio-Reference Laboratories, Inc. and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of March 31, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Bio-Reference Laboratories, Inc., and at the offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. The Rights Agent will mail to the holder of this Certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

       (d) As promptly as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent will countersign and the Company shall send or cause to be sent (and the Rights Agent shall, if requested, send), by first-class, insured, postage prepaid mail, to each record holder of Common Shares and of Preference Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right for each Common Share and each Preference Share so held, subject to adjustment. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.

       Section 4.Form of Right Certificates.

       The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse thereof) shall be substantially in the form set forth as Exhibit B hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever issued, on their face shall entitle the holders thereof to purchase such number of one one-ten-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price set forth therein, but the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment as provided herein.

       Section 5. Countersignature and Registration.

       (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

       (b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

       Section 6. Transfer, Split Up, Combination and Exchange of Right
                  Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

       (a) Subject to the provisions of Sections 7(c) and 14 hereof, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-ten-thousandths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 7(c) and 14 hereof, the Company shall prepare, execute and deliver to the Rights Agent, and the Rights Agent shall countersign and deliver a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

       (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent shall countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

       Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

       (a) Subject to Subsection (c), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company equal to the (i) aggregate Purchase Price with respect to the total number of one one-ten-thousandths of a Preferred Share
(or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable by payment, with respect to each Right so exercised, of the Purchase Price per one one-ten-thousandths of a Preferred Share (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-ten-thousandths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-ten-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with
Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified bank check or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

       (b) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, the Company shall prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised and the Rights Agent shall countersign and deliver such new Right Certificate to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

       (c) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company determines is part of any oral or written plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(c), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(c) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations hereunder with respect to an Acquiring Person or the Affiliates, Associates or transferees of an Acquiring Person.

       (d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 hereof or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate shall have (i) completed and signed the certificate following the form of assignment or form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall have reasonably requested.

       Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

       Section 9. Company Covenants Concerning Securities and Rights. The Company covenants and agrees that:
               (a) It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in its treasury), the number of Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

       (b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

       (c) It shall take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) and/or other securities delivered upon exercise of Rights, at the time of delivery of the certificates for such securities shall be (subject to payment of the Purchase Price) duly and validly authorized and issued, fully paid and nonassessable securities.

       (d) It shall pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates representing securities issued upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

       (e) It shall use its best efforts (i) to file on an appropriate form, as soon as practicable following the later of the first occurrence of a Triggering Event or the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The
Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.

       (f) The Company covenants and agrees that it shall not at any time after the Distribution Date (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person if at the time of or after such consolidation, merger or sale there are any charter or by-law provisions or any rights, warrants or other instruments outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

       (g) The Company covenants and agrees that after the Distribution Date it shall not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

       (h) In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Sections 11, 13 or 14 hereof, it shall make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when appropriate.

       Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for a number of one one-ten-thousandths of a Preferred Share (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional Preferred Share (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

       Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

       (a) (i) In the event that the Company shall at any time after the date of this Agreement (A) effect a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of Preferred Share or shares of capital stock, as the case may be, issuable on such date upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of Preferred Shares or shares of capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, the holder of such Right would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and
Section 11(a)(ii) hereof or Section 13 hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13 hereof.

               (ii) Subject to the provisions of Section 27 hereof, in the event that:

            (A) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13 hereof), (2) merge or otherwise combine with any Subsidiary of the Company,
(3) in one or more transactions (other than in connection with the exercise
or   exchange of Rights or the exercise or conversion of securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose
(in one or more transactions), to, from, with or of, as the case may be, the Company or any of its Subsidiaries (other than in a transaction subject to Section 13 hereof ), assets, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (5) receive any compensation from the Company or any of its Subsidiaries other than compensation as a director or for full-time employment as a regular employee, in either case, at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

        (B)during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13 hereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries of which an Acquiring Person or any Affiliate or Associate of any Acquiring Person, is the Beneficial Owner; or

          (C) any Person (other than the Company or any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) who or which, together with all Affiliates and Associates of such Person, shall at any time after date of this Agreement, become the Beneficial Owner of 25% or more of the Common Shares then outstanding (other than pursuant to any transaction set forth in Section 13(a) hereof ); provided, however, that a Person shall not be deemed to have become the Beneficial Owner of 25% or more of the Common Shares then outstanding for the purposes of this Section 11(a)(ii)(C) solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (1) such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (2) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person, then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(c), shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement, in lieu of a number of one one-ten-thousandths of a Preferred Share, such number of Common Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Flip-In Event, and dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of the first occurrence of a Flip-In Event (such number of shares, the "Adjustment Shares"). Notwithstanding anything in this Agreement to the contrary, from and after the later of the Distribution Date and the first occurrence of a Flip-in Event, (1) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement, (2) no Right Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof, (3) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (4) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be cancelled.

               (iii) Upon the occurrence of the Distribution Date or a Flip-in Event, if there shall not be sufficient Common Shares authorized but unissued or issued but not outstanding to permit the exercise in full of Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares (such shares of preferred stock being referred to as "common share equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Flip-In Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company shall provide, subject to the last sentence of Section 11(a)(2) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price (as determine pursuant to Section 11(d) hereof) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any "common share" equivalent shall be deemed to have the same value as the Common Shares on such date.

       (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares (for purposes of this Section 11(b), "equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially c onvertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase
Price which would then be in effect if such record date had not been fixed.

       (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex-dividend or when-issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

       (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange or automated quotation system on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

               (ii) For the purpose of any computation hereunder, the "current per share market price" of Preferred Shares on any date shall be determined in the same manner as set forth above for the Common Shares in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current per share market price of Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current per share market price" of Preferred Shares shall be conclusively deemed to be an amount equal to 10,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current per share market price of the Common Shares. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market Price" of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current per share market price" of one one-ten-thousandth of a Preferred Share shall be equal to the "current per share market price" of one Preferred Share divided by 10,000.

       (e) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one- ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later, than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

       (f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

       (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-ten-thousandths of a Preferred Share issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

       (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof made with respect to a distribution of subscription rights, options or warrants applicable to Preferred Shares, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-ten-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-ten thousandths of a Preferred Share issuable upon exercise of a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

       (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-ten thousandths of a Preferred Share
issuable upon the exercise of a Right.   Each of the Rights outstanding after
such adjustment of the number of Rights shall be exercisable for the number of one one-ten thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase
Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

       (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-ten-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.

       (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-ten-thousandths of a Preferred Share or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-ten-thousandths of a Preferred Share or such other capital stock or securities at such adjusted Purchase Price.

       (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-ten-thousandths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-ten-thousandths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

       (m) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

       (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares or (iv) issue any of its shares of capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), then in any such case, (A) the number of Rights associated with each Common Share or other such shares then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share or other such shares following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights (which may be represented by the certificate representing the underlying Common Shares in accordance with Section 3) which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or reclassification is effected, and shall also apply to the Rights associated with the Preference Shares in the event the Company takes any action with respect to the Preference Shares comparable or similar to the action or events set forth above in this Section 11(n);

       Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares or Common Shares, a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with
Section 25 hereof.

       Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

       (a) In the event that, following the Share Acquisition Date, directly or indirectly:

               (i) the Company shall consolidate with, or merge with or into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger; or

               (ii) any Person shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

               (iii)the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons, then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one-ten-thousands of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-ten-thousandths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product (which, following the first occurrence of a Flip-Over Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d) hereof), on the date of consummation of such Flip-over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of the consummation of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including, without limitation, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

       (b) For purposes of this Section 13, "Issuer" shall mean (i) in the case of any Flip-over Event described in Sections 13(a) (i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case,
(A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12- month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares.

       (c) The Company shall not consummate any Flip-over Event, unless the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections
(a) and (b) of this Section 13 and further providing that as promptly as practicable after the consummation of any Flip-over Event, the Issuer shall:

               (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

               (ii) take all such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

               (iii) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

       (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

       Section 14. Fractional Rights and Fractional Securities.

       (a) The Company shall not be required to issue fractions of Rights (other than fractions which are integral multiples of one one-ten-thousandths of a Preferred Share) or to distribute Right Certificates which evidence Fractional Rights (other than Rights Certificates which evidence Fractional Rights that are integral multiples of one one-ten-thousandths of a Preferred Share). In lieu of such fractional Rights (other than fractions which are integral multiples of one one-ten-thousandths of a Preferred Share), the Company shall pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New
York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or automatic quotation system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

       (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-ten-thousandths of a Preferred Share) or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities (other than fractions which are integral multiples of one one-ten-thousandths of a Preferred Share). In lieu of issuing any fractional Preferred Shares that are not integral multiples of one one-ten-thousandths of a Preferred Share, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current per share market value of one such security. For purposes of this Section 14(b), the current per share market value of Preferred Shares or other security issuable upon the exercise or exchange of Rights shall be the closing price thereof (as determined in the same manner as set forth for Preferred Shares in the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise or exchange; provided, however, that if neither the Preferred Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current per share market value of Preferred Shares or such other security shall be determined in good faith by the Board of Directors of the Company.

       Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the respective registered holders of the Common Shares and the Preference Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares or of the Preference Shares, as the case may be), subject to Section 7(c) without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the holder of any Common Shares or any Preference Shares, as the case may
be), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate or Common Share or Preference Share certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

       Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
               (a) Prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares and the Preference Shares, respectively;

       (b) After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

       (name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

       (d) Such holder expressly waives any right to receive any fractional Rights (other than fractions which are integral multiples of one one-ten-thousandths of a Preferred Share) and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14 hereof.

       (e) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

       Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 27 hereof.

       Section 18. Concerning the Rights Agent.

       (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

       (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate evidencing Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

       Section 19. Merger or Consolidation or Change of Name of Rights Agent.
               (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent;
and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

       Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.


       (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President or any Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

       (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

    (d)The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

       (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

       (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

       (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

       (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

       hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

       (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise, transfer, split up, combination or exchange, without first consulting with the Company.

       Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right
Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to exercise corporate trust powers in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10 million. After appointment, the successor Rights
Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

       Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share or fractional share and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise or conversion of securities issued prior to the Distribution Date which are exercisable for, or convertible into, Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board of Directors of the Company, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, in its good faith judgment the Board of Directors of the Company shall have determined that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment otherwise shall have been made in lieu of the issuance thereof.

       Section 23. Redemption.

       (a) Prior to the Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution Date and (ii) the Share Acquisition Date, subject to extension as provided in Section 23(c) below.

       (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of its Board of Directors ordering the redemption of the Rights, the Company shall publicly announce such action, and within 10 calendar days thereafter, the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights shall state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof.

       (c) If, following the occurrence of the Share Acquisition Date and/or following the expiration of the right of redemption hereunder but prior to any Triggering Event, (x) a person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of less than 10% of the outstanding Common Shares and (y) there are no other Persons, immediately following the occurrence of the event described in clause (x), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23.

       (d) At any time following the Share Acquisition Date, the Board of Directors of the Company may relinquish the right to redeem the Rights under this Section 23 by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the rights of the Board of Directors of the Company to redeem the Rights shall terminate without further action and without any notice. Promptly after adoption of such a resolution, the Company shall publicly announce such action; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the action of the Board of Directors of the Company.

       (e)     The Rights may also be redeemed as provided in Section 31.

       Section 24. Notice of Certain Events.
               (a)In case, after the Distribution Date, the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

       (b) In case any Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

       Section 25. Notices.
               (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                             Bio-Reference Laboratories, Inc.
                                             481 Edward H. Ross Drive
                                             Elmwood Park, New Jersey  07407
                                             Attention:  President

       (b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                       American Stock Transfer & Trust Company
                                       40 Wall Street, 46th Floor
                                        New York, New York 10005
                                        Attention:  President

       (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of any certificate evidencing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

       Section 26. Supplements and Amendments. Prior to the Distribution Date and subject to the last sentence of this Section 26, if the Company so directs, the Company and the Rights Agent shall supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the last sentence of this Section 26, if the Company so directs, the Company and the Rights Agent shall supplement or amend this Agreement without the approval of any holders of Right Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or
(iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable, including, without limitation, the addition of other events requiring adjustment to the Rights under Sections 11 or 13 hereof or procedures relating to the redemption of the Rights, which supplement or amendment shall not, in the good faith determination of the Board of Directors of the Company, adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity of any supplement or amendment adopted by the Company, any of which shall be effective in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made at such time as the Rights are not then redeemable which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed.

       Section 27.                           Exchange.

       (a) The Board of Directors of the Company may, at its option, at any time after the later of the Distribution Date and the first occurrence of a Triggering Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

       (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 27(a) hereof, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right with respect to such Rights thereafter of the holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to
Section 27(a) hereof, the Company shall publicly announce such action, and within 10 calendar days thereafter shall give notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

       (c) In any exchange pursuant to this Section 27, the Company, at its option, may substitute for any Common Share exchangeable for a Right, (i) equivalent common shares (as such term is used in Section 11(a)(iii) hereof),
(ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value which the Board of Directors of the Company shall have determined in good faith to be equal to the current market value of one Common Share
(determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section
27.

       Section 28. Successors; Certain Covenants. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

       Section 29. Determination of Outstanding Shares. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

       Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares and of the Preference Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (or prior to the Distribution Date, of the Common Shares and of the Preference Shares).

       Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

       Section 32.Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except for Sections 18, 19, 20 and 21 hereof which for all purposes shall be governed by and construed under the laws of the State of New York.

       Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

       Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]

Attest:                            BIO-REFERENCE LABORATORIES, INC.



By:/s/Sam Singer               By:/s/Marc D. Grodman
   ----------------------------  ----------------------------
   Sam Singer                    Marc D. Grodman
   Secretary                     President and Chief
                                 Executive Officer
[SEAL]


Attest:                                              AMERICAN STOCK TRANSFER &
                                                     TRUST COMPANY



By:/s/Susan Silber                 By:/s/Herbert J. Lemmer
   -----------------------------   -----------------------------
   Susan Silber                    Herbert J. Lemmer
   Assistant Secretary             Vice President